Exhibit 10.2

THIS SECOND AMENDED AND RESTATED PROMISSORY NOTE (THIS “NOTE”) AMENDS, RESTATES, AND REPLACES IN ITS ENTIRETY THAT CERTAIN AMENDED AND RESTATED PROMISSORY NOTE DATED AS OF NOVEMBER 30, 2020, IN THE PRINCIPAL AMOUNT OF $[  ] FROM LEISURE ACQUISITION CORP., A DELAWARE CORPORATION (THE “MAKER”) TO [ ] (THE “PAYEE” AND, TOGETHER WITH THE MAKER, THE “PARTIES”) (THE “EXISTING NOTE”). THIS NOTE IS IN NO WAY INTENDED TO CONSTITUTE A NOVATION OF THE EXISTING NOTE.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

AMENDED AND RESTATED PROMISSORY NOTE

Dated as of February [  ], 2021

Outstanding Principal Amount $[    ]; Maximum $[    ]
Actual Loan Amount set forth on Schedule A hereto

New York, New York

Pursuant to that certain Expense Advance Agreement (the “Agreement”), dated as of December 1, 2017, as amended on June 29, 2020, October 26, 2020, November 30, 2020 and [February ___, 2021], by and between the Maker, the Payee and the other “funding parties” thereto, the Maker hereby promises to pay to the order of the Payee or its registered assigns or successors in interest, or order, the principal sum of [    ] Dollars and [    ] Cents ($[    ]) (as may be increased or decreased from time to time in accordance with the terms hereof, up to a maximum principal amount of $[    ] (the “Principal Amount”)) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by wire transfer of immediately available funds or as otherwise determined by the Payee to such account as the Payee may from time to time designate by written notice to the Maker in accordance with the provisions of this Note. Certain terms used herein but not defined herein shall have the meaning given to such terms in the Agreement.

This Note, together with (i) that certain Promissory Note, dated as of the date hereof, issued by Maker to [    ], and (ii) that certain Promissory Note, dated as of the date hereof, issued by the Maker to [    ],  are collectively referred to as the Working Capital Promissory Notes. The “Payees” under the Working Capital Promissory Notes are collectively referred to as the WC Payees and each as an WC Payee.

1. Principal. The unpaid Principal Amount of this Note shall be payable on the date on which Maker consummates its Businesses Combination (the “Maturity Date”). The Principal Amount may be prepaid at any time. Payments made on or in respect of this Note may only be made on a pro rata basis (based on the principal amounts of the Working Capital Promissory Notes) with amounts paid on or in respect of the other Working Capital Promissory Notes.

2. Interest. No interest shall accrue on the unpaid Principal Amount of this Note.

3. Drawdown Requests. Maker and Payee agree that Maker may request up to a maximum Principal Amount of $[    ] for working capital in connection with Maker’s pursuit of a Business Combination under this Note. The Principal Amount of this Note may be increased pursuant to drawn downs from time to time prior to the Maturity Date, upon written request from Maker to Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than Ten Thousand Dollars ($10,000.00). Payee shall fund each Drawdown Request no later than five (5) business days after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under the Working Capital Promissory Notes is Four Hundred Sixty Thousand Dollars ($460,000.00) and that amounts of principal may only be drawn down upon under this Note on a pro rata basis (based on the allocation set forth on Schedule I of the Agreement) with amounts drawn down upon under the other Working Capital Promissory Notes. The obligation of each WC Payee to fund Drawdown Requests shall be several and not joint. For the avoidance of doubt, a default by a WC Payee to fund its obligation under its Working Capital Promissory Note shall not require the Payee to fund all or any portion of such defaulted obligation. Once an amount is drawn down under this Note, it shall not be available for future Drawdown Requests even if prepaid. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker. Notwithstanding the foregoing, all payments shall be applied first to payment in full of any reasonable costs incurred in collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, and then to the reduction of the unpaid Principal Amount of this Note.

The Principal Amount shall be conclusively evidenced by the grid attached hereto as Schedule A, which shall be deemed to be automatically updated from time to time to reflect any increase or decrease in the Principal Amount (the “Note Grid”). At the Payee’s request, the Maker shall deliver to the Payee a physical copy of the Note Grid as updated through the date of delivery to the Payee.

4. Representations and Warranties. Maker represents and warrants to Payee on the date hereof as follows:

(a) Existence. Maker is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its jurisdiction of organization.

(b) Power and Authority. Maker has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

(c) Authorization; Execution and Delivery. The execution and delivery of this Note by Maker and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws. The Maker has duly executed and delivered this Note.

(d) No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority is required in order for Maker to execute, deliver, or perform any of its obligations under this Note.

(e) No Violations. The execution and delivery of this Note and the consummation by the Maker of the transactions contemplated hereby do not and will not (a) violate any provision of Maker’s organizational documents; (b) violate any law applicable to the Maker or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which Maker may be bound.

(f) Enforceability. The Note is a valid, legal and binding obligation of Maker, enforceable against Maker in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified in Section 1 above.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the entry of an order for relief against it in an involuntary case or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing, or the admission by it in writing that it is generally unable to pay its debts as they become due.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days.

(d) Cross Defaults, Etc. The provision of notice of an Event of Default to Maker by any other WC Payee with respect to any other Working Capital Promissory Note.

(e) Failure to Convert. Failure by Maker to convert the principal amount due pursuant to this Note into Conversion Warrants (as defined in Section 15) in accordance with Section 15 within five (5) business days of a written conversion request by the Payee.

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 5(b) or 5(c) hereof, the unpaid Principal Amount of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Governing Law; Construction; Jurisdiction. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Note shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind or nature whatsoever (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it presently has or may have in the future as a result of, or arising out of, this Note, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever; provided, however, that if the Maker completes a Business Combination, the Maker shall promptly repay the Principal Amount of this Note out of the proceeds released to the Maker from the Trust Account.

13. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee. No consideration shall be offered or paid to any WC Payees to amend or consent to a waiver or modification of any provision of any of the Working Capital Promissory Notes unless the same consideration (other than the reimbursement of legal fees) also is offered to the Payee.

14. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void; provided, however, that the foregoing shall not apply to an affiliate of the Payee who agrees to be bound to the terms of this Note.

15. Conversion.

(a) At the Payee’s option, at any time and from time to time prior to payment in full of the Principal Amount of this Note, the Payee may elect to convert all or any portion of the outstanding principal amount of this Note into that number of warrants (the “Conversion Warrants”) equal to: (i) the portion of the principal amount of the Note being converted pursuant to this Section 15, divided by (ii) $1.00 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction related to the Common Stock occurring after the date hereof), rounded up to the nearest whole number. Each Conversion Warrant shall have the same terms and conditions as the warrants issued by the Maker to the Payee pursuant to a private placement, as described in Maker’s Registration Statement on Form S-1 (333-221330). The Conversion Warrants, the shares of Common Stock underlying the Conversion Warrants and any other equity security of Maker issued or issuable with respect to the foregoing by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization (the “Warrant Shares”), shall be entitled to the registration rights set forth in Section 16 hereof.

(b) Upon any complete or partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) without delaying the Maker’s requirement to deliver Conversion Warrants in accordance with the immediately following clause (iii), the Payee shall surrender and deliver this Note to Maker or such other address which Maker shall designate against delivery of the Conversion Warrants, (iii) Maker shall promptly, but in any event within two (2) business Days of a written conversion request by Payee, deliver a new duly executed Note to the Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, Maker shall deliver to Payee the Conversion Warrants, which shall bear such legends as are reasonably required, in the opinion of counsel to Maker or by any other agreement between Maker and the Payee and applicable federal securities laws.

(c) The Maker shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Warrants upon conversion of this Note pursuant hereto, including, without limitation, any transfer taxes resulting from any transfer requested by the Payee in connection with any such conversion.

16. Registration Rights.

(a) Reference is made to that certain Registration Rights Agreement between the Maker and the parties thereto, dated as of the date hereof (the “Registration Rights Agreement”). All capitalized terms used in this Section 16 shall have the same meanings ascribed to them in the Registration Rights Agreement.

(b) The holders (“Holders”) of the Conversion Warrants (or the Warrant Shares) shall be entitled to Demand Registration as set forth in Section 2.1 of the Registration Rights Agreement.

(c) The Holders shall also be entitled to include the Conversion Warrants (or the Warrant Shares) in Piggyback Registrations, which shall be subject to the same provisions as set forth in Section 2.2 of the Registration Rights Agreement.

(d) Except as set forth above, the Holders and the Maker, as applicable, shall have all of the same rights, duties and obligations set forth in the Registration Rights Agreement as if the Conversion Warrants and the Warrant Shares were “Registrable Securities” thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties, intending to be legally bound hereby, have caused this Note to be duly executed as of the day and year first above written.

LEISURE ACQUISITION CORP.

By:
	Name:	George Peng
	Title:	Chief Financial Officer

[ ]

By:
Name:
Title:

SCHEDULE A

Note Grid

Principal Amount	Drawdown / Repayment Date
$[ ] *	Cumulative Drawdowns through February __, 2021 *

*	Outstanding Principal Amount (cumulative drawdowns from October [ ], 2020, December 7, 2020, February 1, 2021 and February [ ], 2021)